EXHBIT 10.4

                                PLEDGE AGREEMENT


          This Agreement is made as of February 29, 1996 by EMCON, a California corporation ("Debtor"), in favor of THE BANK OF CALIFORNIA, N.A. ("Bank").

                                    Recitals

          Debtor and Bank have executed a Credit Agreement of even dated herewith (as the same may be amended or supplemented from time to time, the "Credit Agreement"), pursuant to which Bank has agreed to extend certain credit facilities to Borrower on the condition, among others, that Borrower pledge to Bank and grant to Bank a continuing security interest in certain shares of stock and other property as security for Borrower's obligations under the Credit Agreement. All capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.


          1. Grant of Security Interest. Debtor hereby grants to Bank a continuing security interest in all issued and outstanding shares of capital stock of each of Debtor's Subsidiaries identified on Schedule 1 annexed to this Agreement (as such Schedule may be amended or supplemented from time to time), now owned or hereafter acquired by Debtor (the "Pledged Shares"), all stock rights, rights to subscribe, liquidating dividends, stock dividends, new securities or other property to which Debtor is or may become entitled to receive on account of such Pledged Shares, and all proceeds thereof ("Collateral"). Except as provided in Section 5(d)(i), in the event Debtor receives any of the above forms of property, Debtor will promptly deliver it to Bank to be held by Bank hereunder in the same manner as the Collateral originally delivered hereunder.

          2. Indebtedness. Debtor agrees that the Collateral is and shall be security for the timely payment and performance of all obligations under all Indebtedness to Bank. "Indebtedness" means all debts, obligations and liabilities of Debtor to Bank currently existing or now or hereafter made, incurred or created, whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by Bank by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether under this Agreement or otherwise and whether Debtor may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys' fees and costs incurred by Bank in connection with the collection and enforcement thereof. Any writing which evidences or is an agreement in respect


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to all or any portion of the  Indebtedness  is a "Loan  Document".  3.  Debtor's
Covenants. Debtor hereby represents, warrants and agrees that:

         (a) Debtor has acquired, or forthwith will acquire and maintain, all portions of the marketable title to the Collateral described herein and will at all times keep the Collateral free of all Liens except those permitted under Section 6.2 of the Credit Agreement;

         (b) Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein to any individual or entity, including without limitation Bank where the context so permits and in Bank's sole discretion ("Person");

         (c) The Pledged Shares have been duly and validly issued and are fully paid and non-assessable. Except as may be specifically stated to Bank in writing prior to the date hereof and as provided by law, the Pledged Shares are transferable without prior notice to, or approval or consent from, any Person or governmental or regulatory authority, and there exists no condition or restriction to or affecting the transfer of the Pledged Shares;

          (d) Debtor will pay when due and prior to delinquency all taxes, levies, assessments or other claims which are or may become liens against the Collateral;

          (e) Debtor will neither make nor permit any material change in the Collateral without the prior written consent of the Bank;

          (f) Except as otherwise provided herein, Debtor will deliver to Bank promptly (i) all Collateral, (ii) all proceeds of the Collateral,
          (iii) such specific acknowledgments, assignments, or other agreements or writings as Bank may request relating to the Collateral, and (iv) such records and other reports in such form and detail and at such times as Bank may require relating to the Collateral; notwithstanding anything to the contrary herein contained, Debtor may receive and retain distributions from a Subsidiary in the form of personal property other than cash or securities in connection with a business reorganization involving Borrower and such Subsidiary;

          (g) Debtor will give prompt notice to Bank of any threatened or asserted dispute or claim with respect to the Collateral, any decrease in the value of any Collateral and the amount of such decrease (other than as reflected on any securities exchange or other market publication), any litigation or administrative or regulatory proceeding which may have a material adverse effect on Debtor or its


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          business,  and the  occurrence of any Event of Default or of any other development, financial or otherwise, which might materially adversely affect the Collateral or Debtor's ability to perform its obligations to Bank; and

          (h) Debtor will execute and deliver to Bank, and file or record at Debtor's expense, all notices and other documents from time to time requested by Bank to maintain a first perfected security interest in the Collateral in favor of Bank, all in form and substance satisfactory to Bank, and perform such other acts, and execute and deliver to Bank such additional assignments, agreements and instruments, as Bank may at any time request in connection with the administration and enforcement of this Agreement or Bank's rights, powers and remedies hereunder.

          4. Events of Default. The occurrence of any Event of Default under the Credit Agreement shall constitute an "Event of Default" under this Agreement.

         5.       Rights on Default.

         (a) Upon the occurrence of an Event of Default, all Indebtedness shall, at the option of Bank, without demand or notice, become immediately due and payable. Bank shall have all other rights and remedies available under contract or applicable law, which include those of a secured party under the Uniform Commercial Code, at law, or in equity, and the right to take possession of the Collateral (if not then in Bank's possession), and sell and dispose of the same, or any part thereof, at public or private sale.

          (b) The proceeds of any sale or disposition shall be applied first to the reasonable expenses of retaking, holding, preparing for sale, discharging all liens, selling and the like, then to the attorneys' fees and legal expenses incurred by Bank, and then to the Indebtedness in such order as Bank may determine. Notwithstanding the rights given to Debtor pursuant to California Civil Code sections 1479 and 2822 or equivalent provisions in the laws of the state specified in the governing law clause of this document (and any amendments or successors thereto), to designate how payments will be applied, Debtor hereby waives such rights and Bank shall have the right in its sole discretion to determine the order and method of the application of payments received from Debtor or from the sale or disposition of the Collateral and to revise such application prospectively or retroactively at its discretion.

          (c) Person(s) liable for all or any portion of Indebtedness shall remain liable for the unsatisfied portion of such Indebtedness, and shall promptly pay the same to Bank immediately and without demand, with interest thereon at the rate provided in the Loan Document applicable thereto, or, if no rate is otherwise provided, at the rate of interest applicable to the unsatisfied amount of a money judgment of a court of the state whose laws govern this Agreement. Should the net proceeds resulting from any such sale or disposition exceed the amount owing to Bank, Bank shall pay such surplus to the Person(s) legally entitled thereto.

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          (d) So long as no Event of Default shall have occurred:

                           (i) Debtor  shall be  entitled  to receive and retain
                  all cash dividends payable in connection with any the Pledged Shares and to exercise any and all voting or consensual rights and powers relating to or pertaining to any Pledged Shares for any purpose not inconsistent with the terms of this Agreement.

                           (ii) Upon the occurrence  and during the  continuance
                  of an Event of Default, all rights of Debtor to receive payment of cash dividends or to exercise the voting or consensual rights and powers with respect to the Collateral, shall cease, and all such rights and authority to exercise such voting or consensual rights and powers or to receive and retain such dividends shall inure to Bank. Any and all money and other property paid over to or received by Bank pursuant to the provisions of this Section may be retained by Bank as additional Collateral or in Bank's sole discretion may be applied toward the satisfaction of the Indebtedness. In such event, Bank shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Debtor representing any dividend or other distribution payable or distributable in respect of any Pledged Shares.

          (e) The obligations of Debtor under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Indebtedness is rescinded or must otherwise be returned by Bank upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made.

          6. Costs and Expenses. Debtor promises, to the extent permitted by applicable law, to reimburse Bank promptly for all costs and expenses incurred by Bank in performing any agreement of Debtor which Debtor shall fail to perform, or in taking any other action which Bank deems necessary for the maintenance or preservation of any Collateral or its interest therein, which costs and expenses shall constitute Indebtedness under this Agreement.

         7.       Power of Attorney.

         (a) Debtor hereby irrevocably appoints Bank, or any officer thereof, as Debtor's true and lawful attorney-in-fact coupled with an interest, with full power of substitution, to sign or endorse any instrument, document, or other writing necessary or desirable to transfer title or other rights to or in any of the Collateral; and to do all acts necessary or incidental to assert, protect and enforce Bank's rights in the Collateral and under this Agreement. Debtor agrees that Debtor will reimburse Bank promptly upon demand for any expenses Bank may incur while acting as Debtor's attorney-in-fact, which expenses shall constitute Indebtedness under this Agreement.

         (b) Following the occurrence of an Event of Default (except as otherwise provided), without notice, and at the expense of Debtor, Bank in its name or in the name of Debtor may, but shall not be obligated to
         (i) collect by legal proceedings or otherwise, endorse, receive and receipt for all dividends, interest, principal payments and other sums now or hereafter payable upon or on account of the Collateral; (ii) make any compromise or settlement it deems desirable or proper with reference to the Collateral; (iii) at any time, insure, process and preserve the Collateral; (iv) at any time, participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of any issuer of securities which constitute Collateral, and in connection therewith may deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as it deems proper in connection therewith, and any other money or property received in exchange for the Collateral shall be applied to the Indebtedness or held by Bank thereafter as Collateral pursuant to the


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         provisions  hereof;  (v) cause Collateral to be transferred to its name or to the name of its nominee; (vi) at any time, exercise as to the Collateral all the rights, powers and remedies of an owner necessary to exercise its rights, subject to Section 5(d).

          8. Waivers of Debtor. Debtor waives any right to require Bank to proceed against any Person, or to exhaust any Collateral or to pursue any remedy in Bank's power whatsoever. Bank shall not be required to make presentment, demand or protest, or give any notices thereof, or take any action to preserve rights against prior parties with respect to any of the Collateral. Debtor waives the right to plead any statute of limitations or any defense to the personal liability of Debtor as a defense to Bank's exercise of any right or remedy hereunder.

          9. Non-Waiver. Bank may, in the exercise of its sole discretion, waive an Event of Default, or cure an Event of Default at Debtor's expense. Any such waiver shall be subject to Section 11(c) below.

         10.      Bank's Duties.

         (a) Bank's sole duty with respect to the Collateral in its possession shall be to use reasonable care in the custody and preservation thereof. Bank shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Bank accords its own property, it being understood that Bank shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Bank has or is deemed to have knowledge of such matters; or taking any necessary


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         steps to preserve  any rights  against  any Person with  respect to any
         Collateral. Under no circumstances shall Bank be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Bank.

          (b) Bank may at any time deliver the Collateral or any part thereof to Debtor and the receipt of Debtor shall be a complete and full acquittance for the Collateral so delivered, and Bank shall thereafter be discharged from any liability or responsibility therefor.

          11. General Provisions.

          (a) Notices. Any notices given or required under this Agreement shall be given in the manner specified in the Credit Agreement.

          (b) Binding Effect. This Agreement shall be binding upon Debtor,its permitted successors, representatives and assigns, and shall inure to the benefit of Bank and its successors, representatives and assigns; provided however that Debtor may not assign or transfer's Debtor's obligations under this Agreement without Bank's prior written consent. Bank reserves the right to sell, assign, or transfer its rights and powers under this Agreement, in whole or in part without notice to Debtor. In that connection, Bank may disclose all documents and information which Bank now or hereafter may have relating to this Agreement, Debtor or Debtor's business, provided that any such assignee or transferee executes a confidentiality agreement reasonably satisfactory to Debtor.

          (c) No Waiver. Any waiver, consent or approval by Bank of any Event of Default or breach of any provision, condition or covenant of this Agreement or any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of this Agreement or any of the Loan Documents. No failure or delay on the part of Bank in exercising any power, right or privilege under this Agreement or any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude any further exercise thereof, or the exercise of any further power, right or privilege.

          (d) Rights Cumulative. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

          (e) Unenforceable Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement shall remain valid and enforceable.

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          (f)  Governing  Law/Waiver  of  Notice.  Except  as may  be  otherwise provided by the Uniform Commercial Code or in any addendum hereto, this Agreement shall be governed by and construed in accordance with the laws of the State of California. To the fullest extent permitted by law, Debtor hereby waives presentment, demand, protest, notice of dishonor and all other notices and demands, as well as any applicable statute of limitations.

          (g) Indemnification. Debtor shall pay and protect, defend and indemnify Bank and Bank's employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Bank, collectively "Agents") against, and hold Bank and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, and related expenses (including, without limitation, attorneys' fees and costs) and other amounts incurred by Bank and each such Agent, arising from the matters contemplated by this Agreement; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Bank's or any Agent's gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Debtor's obligations and liabilities to Bank.

          (h) Reimbursement. Debtor shall reimburse Bank for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements (and fees and disbursements of Bank's in-house counsel) expended or incurred by Bank in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the negotiation, preparation, amendment, interpretation and enforcement of this Agreement, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Bank's rights, remedies and obligations under this Agreement, (b) collecting any sum which becomes due Bank under this Agreement, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (d) the protection, preservation or enforcement of any rights of Bank. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings;
          (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under Title 11 of the United States Code, as the same shall be in effect from time to time, or any similar law;
          (4) garnishment,  levy, and debtor and third party  examinations;  and
          (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

          (i) Entire Agreement. This Agreement is intended by Debtor and Bank as the final expression of Debtor's obligations to Bank in connection with the Collateral and supersedes all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only by a writing signed by Debtor and accepted by Bank in writing.

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          IN WITNESS WHEREOF,  Debtor has executed this Agreement as of the date of the preamble.


                        EMCON

                        By:     /s/
                                ---------------------
                        Name:   R. Michael Momboisse

                        Title:   CFO & V.P. - Legal

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